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                                 EXHIBIT 99.15

                    FORM OF NOTICE OF GRANT OF STOCK OPTION

         (OPTIONS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS)
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                                                                   EXHIBIT 99.15

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                        NOTICE OF GRANT OF STOCK OPTION
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          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Genesys Telecommunications Laboratories, Inc. (the "Corporation"):

          Optionee: _____________________________________________
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          Grant Date: ___________________________________________
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          Vesting Commencement Date: ____________________________
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          Exercise Price: $_____________________________ per share
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          Number of Option Shares: _________________________ shares
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          Expiration Date: ________________________________________
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          Type of Option:      Non-Statutory Stock Option
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          Exercise Schedule: The Option shall become exercisable with respect
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          to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit A.
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          No Employment or Service Contract.  Nothing in this Notice or in the
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attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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          Definitions.  All capitalized terms in this Notice shall have the
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meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:________________, 1999

                                             GENESYS TELECOMMUNICATIONS
                                             LABORATORIES, INC.

                                             By: _____________________________

                                             Title: __________________________


                                             _________________________________
                                             OPTIONEE

                                             Address: ________________________

                                             _________________________________


ATTACHMENTS
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Exhibit A - Stock Option Agreement

                                       2
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                                   EXHIBIT A
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                            STOCK OPTION AGREEMENT
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